UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011
AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (610) 727-7000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 12, 2011, the Board of Directors of AmerisourceBergen Corporation (the “Registrant”) unanimously elected Steven H. Collis to serve on the Registrant’s Board of Directors and as a member of the Executive and Finance Committee of the Board. Mr. Collis, 49, is currently the President and Chief Operating Officer of the Registrant. The Registrant has previously announced that Mr. Collis, will succeed R. David Yost, 63, as Chief Executive Officer when Mr. Yost retires on July 1, 2011.
The Registrant announced the election of Mr. Collis as a director in a news release issued on May 12, 2011, which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibit.
99.1	News Release, dated May 12, 2011, regarding the election of Steven H. Collis as a director of AmerisourceBergen Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION
Date: May 12, 2011	By:	/s/ Michael D. DiCandilo
		Name:	Michael D. DiCandilo
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1	News Release, dated May 12, 2011, regarding the election of Steven H. Collis as a director of AmerisourceBergen Corporation.